UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 2, 2014
Date of Report

September 27, 2014
(Date of earliest event reported)

TransAct Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-139746	98-0515445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 207 - 23705 IH 10 West San Antonio, TX, 78257
(Address of principal executive offices, including zip code)

210-888-0785
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This current report and its exhibit may include forward-looking statements. TransAct Energy Corp. based these forward-looking statements on its current expectations and projections about future events in light of its knowledge of facts as of the date of this current report and its assumptions about future circumstances. Forward-looking statements are subject to various risks and uncertainties that may be outside the control of TransAct Energy Corp. TransAct Energy Corp, has no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events, or otherwise. This current report should be read with TransAct Energy Corp. Annual Report on Form 10-K for the year ended December 31, 2013.

Item 1.01 Entry Into a Material Definitive Agreement

Effective as of September 27, 2014, TransAct Energy Corp, a Nevada corporation (the “Company”), completed a private placement offering to an accredited investor (the “Private Placement”) in which the company sold an aggregate of 3,600,000 shares (the “Shares”) of common stock, U.S. $0.001 par value (the “Common Stock”) at an average purchase price of U.S. $1.00 per share, for aggregate proceeds of U.S. $3,600,000. The Private Placement was effected pursuant to the terms of a Subscription Agreement.

Upon issuance of all of the shares contemplated herein at the date of this 8K filing the subscriber will own more than five percent (5%) of the issued and outstanding stock of the company.

The description of the Subscription Agreement that is contained in this form 8-K is qualified in its entirety to the text of the actual agreement that are filed as exhibits hereto.

Item 3.02 Unregistered Sales of Equity Securities

The description of the Private Placement set forth above is hereby incorporated herein by this reference. The securities that are being issued pursuant to the Private Placement are being issued in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) under Section 4(2) of the Act.

Item 9.01 Financial Statement and Exhibits

99.1

Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT ENERGY CORP.

(Company)

Date: October 3, 2014

By: /s/ Roderick C Bartlett

Roderick C Bartlett

President and Chief Executive Officer

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